Exhibit 99.1

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants
-----------------------------------------------------------------------------


Board of Directors
Integrated Micrometallurgical Systems, Inc.
Spokane, Washington


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------

We have audited the accompanying balance sheets of Integrated Micrometallurgical Systems, Inc., (a Nevada corporation and development stage company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the periods then ended and for the period from May 11, 2004 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated
Micrometallurgical Systems, Inc. as of December 31, 2005 and 2004 and the results of its operations, stockholders' equity and cash flows for the periods then ended and for the period from May 11, 2004 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, limited resources and a large accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 9 to the financial statements, an error concerning the Company's failure to record a purchased license and related amortization and interest expense resulted in an understatement of previously reported net losses as of December 31, 2004 and 2005. This error was discovered by management of the Company during July 2006. Accordingly, adjustments have been made to the accompanying financial statements as of December 31, 2004 and 2005 to correct the error's effect upon net losses by increasing losses by $6,607 and $11,543, respectively.


/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 14, 2006, except for Notes 4, 6 and 9, which are dated July 10, 2006

       Members of Private Companies Practice Section, SEC Practice
                        Section, AICPA and WSCPA
     Bank of America Financial Center - 601 W. Riverside, Suite 1940
                            Spokane, WA 99201
   Phone (509) 838-5111 - Fax (509) 838-5114 - www.williams-webster.com


                                  F-1a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
-----------------------------------------------------------------------------


Balance Sheets

                                                         December 31,
                                                   ------------------------
                                                      1            2004
                                                    (Restated)   (Restated)
                                                   -----------  -----------
ASSETS

  CURRENT ASSETS
     Cash                                          $    8,443   $   55,132
     Prepaid expenses                                       -        7,972
     Payroll advances                                   7,000        4,500
                                                   -----------  -----------
       Total Current Assets                            15,443       67,604
                                                   -----------  -----------

  PROPERTY AND EQUIPMENT, NET                          26,803       35,517
                                                   -----------  -----------

  OTHER ASSETS, NET                                    122,986      132,153
                                                   -----------  -----------

  TOTAL ASSETS                                     $   165,232   $  235,274
                                                   ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
     Accounts payable                              $     9,342    $   2,000
     Accrued liabilities                                   818        1,267
     Deposit on shares                                  10,000            -
     Loan payable, related party                         5,000            -
                                                   -----------  -----------
       Total Current Liabilities                        25,160        3,267
                                                   -----------  -----------

  LONG-TERM LIABILITIES
     Note Payable- related party, net                   21,109       18,734
                                                   -----------  -----------
       Total Long-Term Liabilities                      21,109       18,734
                                                   -----------  -----------

  COMMITMENTS AND CONTINGENCIES                             -             -
                                                   -----------  -----------

  STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value;
       200,000,000 shares authorized,
       10,607,500 and 9,825,000 shares issued and
       Outstanding, respectively                       10,608        9,825
     Additional paid-in capital                       628,669      472,952
     Accumulated deficit                             (520,316)    (269,504)
                                                   -----------  -----------
       Total Stockholders' Equity                     118,961      213,273
                                                   -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $   165,232   $ 235,274
                                                   ===========  ===========

  The accompanying notes are an integral part of these financial statements.

                                       F-2a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------

Statements of Operations

                                                 From May 11,   From May 11,
                                                      2004         2004
                                    Year Ended  (Inception) to (Inception) to
                                    December 31,  December 31,  December 31,
                                        2005          2004         2005
                                   (Restated)    (Restated)      (Restated)
                                    ------------  ------------  -------------
REVENUES                            $         -   $         -   $          -
                                    ------------  ------------  -------------

OPERATING EXPENSES
  Depreciation                           17,882         9,185         27,067
  Consulting expense                     36,137       111,915        148,052
  Salary & wages                         65,245        41,799        107,044
  General and administrative expenses    56,105        48,782        104,887
  Research and development               73,067        57,442        130,509
                                    ------------  ------------  -------------
     Total operating expenses           248,436       269,124        517,560
                                    ------------  ------------  -------------
LOSS FROM OPERATIONS                   (248,436)     (269,124)      (517,560)
                                    ------------  ------------  -------------
OTHER INCOME (EXPENSE)
  Interest income                             -           880            880
  Interest expense                       (2,376)       (1,260)        (3,636)
                                    ------------  ------------  -------------
LOSS BEFORE TAXES                      (250,812)     (269,504)      (520,316)

INCOME TAX EXPENSE                            -             -              -
                                    ------------  ------------  -------------
NET LOSS                            $  (250,812)  $  (269,504)  $   (520,316)
                                    ============  ============  =============

NET LOSS PER COMMON SHARE,
  BASIC AND DILUTED                 $     (0.02)  $     (0.04)
                                    ============  ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING,
  BASIC AND DILUTED                  10,112,083     6,022,917
                                    ============  ============

  The accompanying notes are an integral part of these financial statements.

                                      F-3a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------


                            Common Stock   Additional              Total
                         ------------------ Paid-in Accumulated Stockholders'
                           Shares   Amount  Capital   Deficit     Equity
                         ---------- ------- -------- ---------- -------------
Common stock issued for
 cash at $0.001 per share 8,500,000 $ 8,500 $      - $       -  $      8,500

Options granted for
 consulting services              -       -   89,250         -        89,250

Options granted for
 License                          -       -  112,500         -       112,500

Beneficial conversion feature of
 note payable-related party       -       -    7,527         -         7,527

Common stock issued
 for cash at $0.20
 per share                1,325,000   1,325  263,675         -       265,000

Net loss for the year
 ended December 31, 2004
  (restated)                      -       -        -  (269,504)     (269,504)
                         ---------- ------- -------- ---------- -------------
Balance
  December 31, 2004
  (restated)              9,825,000   9,825  472,952  (269,504)      213,273

Common stock issued for
 cash at $0.20
 per share                  782,500     783  155,717         -       156,500

Net loss for year ended
 December 31, 2005
 (restated)                       -       -        -  (250,812)     (250,812)
                         ---------- ------- -------- ---------- -------------
Balance
  December 31, 2005
  (restated)             10,607,500 $10,608 $628,669 $(520,316)  $   118,961
                         ========== ======= ======== ==========  ============

  The accompanying notes are an integral part of these financial statements.

                                        F-4a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------



Statements of Cash Flows


                                                 From May 11,   From May 11,
                                                      2004         2004
                                    Year Ended  (Inception) to (Inception) to
                                    December 31,  December 31,  December 31,
                                        2005          2004         2005
                                   (Restated)    (Restated)     (Restated)
                                    ------------  ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                          $  (250,812)  $  (269,504)  $   (520,316)
  Adjustments to reconcile net loss
   to net cash provided (used) by
   operating activities:
     Depreciation                        17,882         9,185         27,067
     Options granted for services             -        89,250         89,250
     Amortization of beneficial
       Conversion                         2,376         1,260          3,636
     Prepaid expenses                     7,972        (7,972)             -
     Payroll advances                    (2,500)       (4,500)        (7,000)
     Accounts payable                     7,343         2,001          9,344
     Accrued expenses                      (450)        1,268            818
                                    ------------  ------------  -------------
     Net cash used by operating
      activities                       (218,189)     (179,012)      (397,201)
                                    ------------  ------------  -------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
     Purchase of fixed assets                 -       (39,356)       (39,356)
                                    ------------  ------------  -------------
     Net cash used by investing
      activities                              -       (39,356)       (39,356)
                                    ------------  ------------  -------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
     Stock issued for cash              156,500       273,500        430,000
     Deposit on stock purchase           10,000             -         10,000
     Proceeds from loan payable,
       related party                      5,000             -          5,000
                                    ------------  ------------  -------------
     Net cash provided by
       financing activities             171,500       273,500        445,000
                                    ------------  ------------  -------------

  Net increase (decrease) in cash
    and cash equivalents                (46,689)       55,132          8,443

Cash at beginning of period              55,132             -              -
                                    ------------  ------------  -------------

Cash at end of period               $     8,443   $    55,132   $      8,443
                                    ============  ============  =============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income taxes paid                 $         -   $         -   $          -
                                    ============  ============  =============
  Interest paid                     $         -   $         -   $          -
                                    ============  ============  =============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  License acquired by issuance
    of stock options                $         -   $   112,500   $     112,500
  Note payable issued for license   $         -   $    25,000   $      25,000
  Beneficial conversion feature
    of note payable                 $         -   $     7,527   $       7,527

  The accompanying notes are an integral part of these financial statements.

                                    F-5a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------


NOTE 1- DESCRIPTION OF BUSINESS

Integrated Micrometallurgical Systems, Inc., was incorporated on May 11, 2004 in the State of Nevada.

The principal business of the Company has been to engage in research and development related to metal surface engineering solutions to problems caused by friction, wear and corrosion of metallic components with direct metal-to-metal contact. The NeoMetxTM technology owned by the Company is part of the field of industrial coatings (metal protection technologies). The Company's year-end is December 31.


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Integrated Micrometallurgical Systems, Inc. (hereinafter "the Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
-----------------
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
-------------------------
In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an Amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early


                                     F-6a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------


adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary


                                      F-7a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,2005
-----------------------------------------------------------------------------


assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Management believes the adoption of this statement had no immediate impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. Management believes the adoption of this statement had no immediate impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. l23R, "Accounting for Stock Based Compensations." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No.
123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that adoption of this standard has had no effects upon its financial statements at this time.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory Costs- an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Management does not believe the adoption of this statement had any immediate impact on the Company as the Company presently maintains no inventory.


                                    F-8a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,2005
-----------------------------------------------------------------------------


Cash and Cash Equivalents
-------------------------
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SPAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", SPAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", and SPAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At December 31, 2005 and 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
------------------
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as the exercisable options totaling 2,525,000 shares and 125,000 shares under convertible debt are considered anti-dilutive.

Fair Value of Financial Instruments
-----------------------------------
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include


                                     F-9a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,2005
-----------------------------------------------------------------------------


cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2005 and December 31, 2004.

Provision for Taxes
-------------------
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SPAS No. 109 to allow recognition of such an asset.

At December 31, 2005, the Company had deferred tax assets calculated at an expected rate of 34% of approximately $146,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at December 31, 2005. The significant components of the deferred tax asset at December 31, 2005 and December 31, 2004 were as follows:


                                         December 31,   December 31,
                                            2005            2004
                                         ------------   ------------
Net operating loss carryforward          $   431,000    $   180,000
                                         ============   ============

Deferred tax asset                       $   146,000    $    61,000
Deferred tax asset valuation allowance      (146,000)       (61,000)
                                         ------------   ------------
Net deferred tax asset                   $         -    $         -
                                         ============   ============



At December 31, 2005, the Company has net operating loss carryforwards of approximately $431,000, which expire in the years 2024 and 2025. Not included in the above calculations is $89,250 for stock options granted that are not deductible for tax purposes. The change in the allowance account from December 31, 2004 to December 31, 2005 was $85,000.

Long-lived Assets
-----------------
The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in


                                      F-10a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,2005
-----------------------------------------------------------------------------


continuing operations or discontinued operations. Accordingly, the Company reviews the carrying amounts of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the years ended December 31, 2005 and December 31, 2004, no impairments have been identified.

Property and Equipment
----------------------
Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. See Note 3.

Use of Estimates
----------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
-------------
As shown in the accompanying financial statements, the Company had an accumulated deficit of $520,316 incurred through December 31, 2005 and has no revenues. The Company is currently putting technology in place which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to begin sales of the Company's systems, license the NeoMetx(TM) technology, raise additional equity capital and decrease debt. The Company plans on continuing to reduce expenses. With small gains from any combination of sales of systems, licensing of technology, custom processing international sales and providing research and development services for third parties, management believes that it will eventually be able to reverse the present deficit. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

An estimated $1 million is believed necessary to continue operations and increase development through the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through strategic alliances with larger corporations, licensing of the NeoMetx(TM) technology and the sale of systems.


                                       F-11a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------


Research and Development
------------------------
Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life, typically 10 years, of the related asset. The Company periodically reviews its capitalized patent costs to assess recoverability based on the projected undiscounted cash flows from operations. Impairments are recognized in operating results when a permanent diminution in value occurs. At December 31, 2005 and 2004, the Company had no capitalized research and development costs.

Accounting for Stock Options and Warrants Granted to Employees and
Nonemployees
-------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period. In 2004, the Company adopted the changes to SFAS No. 123 as prescribed by SFAS No. 123(R). See Note 5.


NOTE 3- PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are three to seven years. The following is a summary of property, equipment, and accumulated depreciation:


                                                 December 31,
                                           ------------------------
                                               2005         2004
                                           -----------  -----------
Plant assets                               $   23,820   $   23,820
Office equipment                               15,535       15,535
                                           -----------  -----------

Subtotal                                       39,355       39,355
Less accumulated depreciation                 (12,552)      (3,838)
                                           -----------  -----------
                                           $   26,803   $   35,517
                                           ===========  ===========


Depreciation expense on tangible assets for the years ended December 31, 2005 and 2004 was $8,714 and $3,838, respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be


                                     F-12a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------


impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - TECHNOLOGY LICENSE AGREEMENT AND TRANSACTION

On May 25, 2004, the Company signed an agreement with Dr. Paul Vose, a consultant, who granted exclusive rights to patents and applications relating to the patents for use by the Company. These patents are related to the NeoMetx{trademark} technology that is the foundation of the Company's business plan. Under the agreement, the Company will pay to Dr. Vose $25,000 cash and 1,250,000 options valued at $112,500 in a one-time payment, due May 25, 2007. See Note 6. The Company also agrees to pay to Dr. Vose a 3% royalty on the net selling price of any products, equipment, consumables or services sold by the Company that uses the technologies under the patents.

The Company has recorded a license cost of $137,500, a payable of $25,000 for the amount of cash to be paid on May 25, 2007, and issued the options valued at $112,500 on the financial statements. The Company has determined that the estimated useful life of the license is 15 years, and is amortizing the license over that period of time. The useful life is based upon the expected underlying patents and provisional patent filings. Amortization expense for the period ended December 31, 2004 was $5,347. Amortization expense for the year ended December 31, 2005 was $9,167.

The $25,000 note relating to the license was discounted for the difference in the effective interest of 12% and the lack of a stated interest rate. The discount, $7,527, is being amortized as interest expense over the life of the loan, or three years. Interest expense for the period ended December 31, 2004 was $1,260. Interest expense for the year ended December 31, 2005 was $2,376.

The debt is convertible into shares of common stock at a rate of $0.20 per share, or 125,000 shares at the discretion of Dr. Vose.

Following EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company calculated the value of the beneficial conversion feature of the note and recorded the value as a discount on debt on its balance sheets. The beneficial conversion, valued and recorded at $7,527, is being amortized (effectively, a decreasing discount to debt) over the life of the debt, which has a term of three years. Interest expense for the period ended December 31, 2004 was $1,260. Interest expense for the year ended December 31, 2005 was $2,376.

NOTE 5- CAPITAL STOCK

Common Stock
------------
The Company is authorized to issue 200,000,000 shares of $0.00 1 par common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

During the year ended December 31, 2004, the Company issued 8,500,000 shares of common stock at par value to founders for cash of $8,500.

During the year ended December 31, 2004, the Company issued 1,325,000 shares of common stock valued at $0.20 per share for cash of $265,000.

During the year ended December 31, 2005, the Company issued 782,500 shares of common stock valued at $0.20 per share for cash of $156,500.


NOTE 6-STOCK OPTIONS

During the year ended December 31, 2004, the Company granted to its founding officers 1,275,000 options to purchase shares of common stock. This amount was 15% of the shares these same officers purchased for par. See Note 5. The Company also granted 1,250,000 options to Dr. Paul Vose as part of a licensing agreement. See Note 4.


The fair value of each option granted is estimated on the grant date using the Black Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate of 5%; volatility of 50%; expected life of 3 to 5 years; no dividends to be paid. The value of the founder's options was $0.07 per share, or $89,250, which has been expensed as a consulting fee, while the options granted for the license were valued at $0.09 per share, or $112,500.


The following is a summary of the Company's non-qualified and non-stockholder approved options granted:



                                     F-13a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,2005
-----------------------------------------------------------------------------


                                             Shares         Weighted
                                              Under         Average
                                             Options     Exercise Price
                                            ---------    --------------
Options at May 11, 2004                             -    $            -
Options issued                              2,525,000              0.20
                                            ---------    --------------
Options at December 31, 2004                2,525,000    $         0.20
                                            =========    ==============

Options exercisable at December 31, 2004    2,525,000    $         0.20
                                            =========    ==============

Weighted average fair value of options
  granted at December 31, 2004                           $         0.08
                                                         ==============

Options at January 1, 2005                  2,525,000    $         0.20

Options issued                                      -                 -
                                            ---------    --------------
Options at December 31, 2005                2,525,000             $0.20
                                            =========    ==============
Options exercisable at December 31, 2005    2,525,000             $0.20
                                            =========    ==============
Weighted average fair value of
  options granted at December 31, 2005                            $0.08
                                                         ==============



NOTE 7- CONCENTRATIONS

Bank Accounts
-------------
The Company maintains its cash accounts in a single commercial bank. During the year, the Company may maintain balances in excess of the federally insured amounts in the accounts that are maintained in the United States.



                                   F-14a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------


NOTE 8- RELATED PARTY TRANSACTIONS

The Company received $5,000 from a shareholder in exchange for a note during the year ended December 31, 2005. This note is a non-interest bearing demand note that was repaid after the year end.

Additionally, the Company pays consulting fees of $2,500 to an officer of the Company on a monthly basis for work done on behalf of the Company.


                                   F-15a

INTEGRATED MICROMETALLURGICAL SYSTEMS, INC
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005
-----------------------------------------------------------------------------
See Note 4 for additional related party transactions.


NOTE 9 - CORRECTION OF AN ERROR

The accompanying financial statements for December 31, 2005 and 2004 have been restated to correct an error regarding the Company's failure to record a purchased license and related note payable and options issued. See Note 4. The Company is also restating for the beneficial conversion feature of the note.

The effect of the restatement for 2004 was to increase long-term liabilities by $25,000, increase discount on note payable by $6,266, increase equity (specifically beneficial conversion right and stock options) by $120,027, increase amortization by $5,347, increase interest expense by $1,260 and increase net loss by $6,608 ($ nil per share). See Notes 4 and 6.

The effect of the restatement for 2005 was to decrease discount on note payable by $3,891, increase amortization by $9,168, increase interest expense by $2,376 and increase net loss by $11,544 ($ nil per share). See Notes 4 and 6.

The following is the summary of the effects of the above corrections:


Summary of 2004 Corrections:

                                     As
                                 Originally         As
                                   Filed          Corrected          Change
                                -----------       ---------          -------

Financial Position

      Other assets               $       -       $ 132,153         $ 132,153
      Note payable               $       -       $  25,000         $  25,000
      Discount on note payable   4       -       $   6,266         $   6,266
      Beneficial conversion
         rights                  $       -       $   7,527         $   7,527
      Additional paid-in
         capital                 $ 352,925       $ 472,952         $ 120,027
      Net loss                   $ 262,896       $ 269,504         $   6,608
      Accumulated deficit        $ 262,896       $ 269,504         $   6,608

Results of Operations

      Depreciation and
        Amortization             $   3,838       $   9,185         $   5,347
      Interest expense           $       -       $   1,260         $   1,260


Summary of 2005 Corrections:

                                     As
                                 Originally          As
                                   Filed          Corrected          Change
                                -----------       ---------          -------

Financial Position

      Other assets               $       -       $ 122,986         $ 122,986
      Note payable               $       -       $  25,000         $  25,000
      Discount on note payable   $       -       $   3,891         $   3,891
      Beneficial conversion
         rights                  $       -       $   7,527         $   7,527
      Additional paid-in
         capital                 $ 508,642       $ 628,699         $ 120,027
      Net loss                   $ 239,268       $ 250,812         $  11,544
      Accumulated deficit*       $ 502,164       $ 520,316         $  18,152

Results of Operations

      Depreciation and
        Amortization             $   8,714       $  17,882         $   9,168
      Interest expense           $       -       $   2,376         $   2,376

* Change includes the correction at December 31, 2004.


                                   F-16a